Contact: Cassandra Giovanni
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Press Release

Savings Institute Bank & Trust Announces Organizational Changes

WILLIMANTIC, CT (December 2017) – Rheo Brouillard, President and CEO, Savings Institute Bank & Trust has announced the promotions of several members of the organization, including:

Laurie Gervias from Chief Administrative Officer to Chief Operating Officer

Lauren Murphy from CFO and Senior Vice President to CFO and Executive Vice President

Paul Little from Chief Lending Officer to Chief Credit Officer

Kenneth Martin from SVP, Rhode Island Market Executive to Chief Commercial Lending Officer

"Each of these individuals has provided invaluable support in their respective areas that has resulted in record performance for the Bank. Their promotions will allow us to continue to grow and prosper," stated Rheo Brouillard, President and CEO, Savings Institute Bank & Trust.

Savings Institute Bank & Trust headquartered in Willimantic, Connecticut offers branch locations throughout Rhode Island and eastern Connecticut. With $1.6 billion in assets, the Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses since 1842.